EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Republic Airways Holdings, Inc. (the "Company") on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert H. Cooper, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(i) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the end of, and for the period covered by the Report.

REPUBLIC AIRWAYS HOLDINGS INC.

Date: February 27, 2006	By:	/s/ Robert H. Cooper

Name: Robert H. Cooper
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.